TRAVELERS PORTFOLIO ARCHITECT LIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M

ILLUSTRATED CONTRACT OWNERS

        Female age 65 standard nonsmoker
        $100,000 Face Amount with Death Benefit Option 1
        $42,000 planned single premium paid on the policy anniversary

        12% Hypothetical Gross Annual Investment Option Return
        Current Cost-of-Insurance Rates

POLICY VALUE

      ENDING    = [Beginning Policy Value - Monthly Deduction - COI Deduction] X
      POLICY          Net Investment Factor
      VALUE

                  = [ $58,016.75 - $16.92 - $44.75 ]     X       1.007981776

                  =   $58,417.67

        Derivation of Investment Option Return:               11.16%

                                          Gross Investment Option Rate of Return:                  12.00%
                              LESS        Assumed Asset Charges:*                                   0.84%
                                                                                            --------------
                                                                                                   11.16%


               * Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.


        PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT
        CHARGES (EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH
        POLICY YEAR)
        MONTHLY
        DEDUCTION               =         Policy Fee + Premium Tax Charge
                                =                       $0.00                   +             $16.92
                                =                      $16.92

                      I) Policy Fee for this example is $0.00
                     II) Premium Tax Charge is 0.02916% monthly of Policy Value

                         Premium Tax Charge                                     =             $16.92

        COI
        DEDUCTION               =         Net Amount at Risk                    X             COI Rate
                                =                  $41,673.87                   X             0.00107370000
                                =                      $44.75

                       TRAVELERS PORTFOLIO ARCHITECH LIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M

                    III) The Currect monthly Cost-of-Insurance rate is 0.00107370000

                         Subtotal 1       =          Beginning Policy Value                   LESS
                                                     Monthly Deduction

                                          =                   $58,016.75 LESS

                                                              $16.92

                                          =                   $57,999.83

                         Subtotal 2       =          Corridor Percentage             X        Subtotal 1
                                          =                    1.16                  X        $57,999.83
                                          =                   $67,279.80

                         Minimum
                         Death            =          The greater of Subtotal 2 and the Face Amount
                         Benefit
                                          =          The greater of $67,279.80 and $100,000

                                          =                  $100,000.00

                         Net Amount       =          Minimum Death Benefit / 1.0032737        LESS
                         at Risk                               Subtotal 1

                                          =                   $99,673.69 LESS

                                                              $57,999.83

                                          =                   $41,673.87

        NET INVESTMENT FACTOR

                        The Net Investment Factor is calculated each day the New York Stock Exchange is open for trading (a Valuation
                        Date). The period between successive Valuation Dates is called a Valuation Period.

                        We determine the Net Investment Factor for any Valuation Period using the following equation: ( A / B ) - C where:

                        A is: 1. The net asset value per share of Fund held in the Investment Option as of the Valuation Date; PLUS
                                        2. The per share amount of any dividend
                                        or capital gain distribution on shares
                                        of the fund held by the Investment
                                        Option if the ex-dividend date of the
                                        Valuation period just ended; PLUS or
                                        MINUS
                                        3. A per-share charge or credit, as we
                                        may determine on the Valuation Date for
                                        tax reserves; and

                        B is: 1. The net asset value per share of the fund held in the Investment Option as of the last prior Valuation Date; PLUS or MINUS
                                        2. The per-share unit charge or credit
                                        for tax reserves as of the end of the
                                        last prior Valuation Date; and

                        C is the applicable Investment Optiuon deduction for the Valuation Period.

                        For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

                    IV) The currect year Administrative and Mortality and
                        Expense (M&E) charge is 0.40& and 0.75% respectively.

                        Net
                        Investment        =    [ 1 + Investment Option Return - Current Year Administrative and M&E Charge ] 1/12
                        Factor
                                          =    [ 1 + 11.16% - 1.15% ] 1/12

                                          =    1.007981776

                       TRAVELERS PORTFOLIO ARCHITECT LIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M

        The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                                           BEGINNING                                                  NET             ENDING
            POLICY       POLICY               POLICY         MONTHLY              COI          INVESTMENT             POLICY
             YEAR         MONTH                VALUE       DEDUCTION        DEDUCTION              FACTOR              VALUE
             ----         -----                -----       ---------        ---------              ------              -----
               5            1              58,016.75           16.92            44.75         1.007981776          58,417.67
               5            2              58,417.67           17.04            44.31         1.007981776          58,822.10
               5            3              58,822.10           17.16            43.88         1.007981776          59,230.08
               5            4              59,230.08           17.28            43.44         1.007981776          59,641.64
               5            5              59,641.64           17.40            43.00         1.007981776          60,056.81
               5            6              60,056.81           17.52            42.56         1.007981776          60,475.62
               5            7              60,475.62           17.64            42.11         1.007981776          60,898.10
               5            8              60,898.10           17.76            41.65         1.007981776          61,324.28
               5            9              61,324.28           17.89            41.19         1.007981776          61,754.21
               5           10              61,754.21           18.01            40.73         1.007981776          62,187.90
               5           11              62,187.90           18.14            40.27         1.007981776          62,625.40
               5           12              62,625.40           18.27            39.80         1.007981776          63,066.73


SURRENDER VALUE

        Surrender Charges are specified percentages of premium for full surrenders and specified percentages of the amount surrendered for partial surrenders.

        Surrender                         Surrender                               Initial
        Charge                  =         Charge                       x          Premium
                                          Percentage

                                =                6.50%                 x            $42,000

                                =                $2,730.00

        Surrender                         Ending Policy                           Surrender
        Value                   =         Value                        -          Charge

                                =                $63,066.73            -          $2,730.00

                                =                $60,336.73

DEATH BENEFITS

        For death benefit option 1, the death benefit equals the greater of:

                     a) Face amount on the date of death, or

                     b) The percentage of the policy value shown in compliance
                        with Federal Law Provisions

                        For our example, the percentage of the policy value in compliance with Federal Law Provisions is 116%.

        Death
        Benefit at              =         The greater of (116% x End of Year
        the End of                        Policy Value) or $600,000
        Year 5

                                =         The greater of $73,157.41 and $100,000

                                =         $100,000

                       TRAVELERS PORTFOLIO ARCHITECT LIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

        Monthly Cost-of-Insurance rates vary by policy year.
        M&E charge is 0.90% if the previous years average growth rate is less than 6.50%, otherwise it is 0.75%. Surrender Charge percentage varies by policy year. The surrender charge percentage in year 10 is 0%. The rates are outlined as follows:

                         Surrender                               Surrender
            Policy       Charge                   Policy         Charge
             Year        Percentage                Year          Percentage
             ----        ----------                ----          ----------

              1            7.5%                      6               6.0%
              2            7.5%                      7               5.0%
              3            7.0%                      8               4.0%
              4            7.0%                      9               3.0%
              5            6.5%                     10               0.0%



        Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.